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EXPRESS DIRECT GROWTH FUND, INC.

EXHIBIT INDEX

Exhibit 1:     Articles of Incorporation, dated September 1, 1995.

Exhibit 2:     Forms of By-laws.

Exhibit 8:     Form of Custodian Agreement.

Exhibit 9(b):  Form of Administrative Services Agreement.